Exhibit 5

SILLS CUMMIS EPSTEIN & GROSS, P.C.

ONE RIVERFRONT PLAZA, NEWARK, NEW JERSEY 07102

(973) 643-7000

FAX: (973) 643-6500

June 1, 2004

Board of Directors

Columbia Laboratories, Inc.

354 Eisenhower Parkway

Livingston, New Jersey 07039

Ladies and Gentlemen:

We have acted as counsel to Columbia Laboratories, Inc. (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission of the Company’s Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to 2,000,000 shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) that may be issued pursuant to the Company’s 1996 Long-Term Performance Plan, as amended (the “Plan”).

As counsel to the Company, in connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions set forth herein. In our examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons signing or delivering any instrument, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the 2,000,000 shares of Common Stock covered by the Registration Statement have been duly authorized and, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and the federal laws of the United States, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

The opinion expressed herein is rendered solely for your benefit in connection with the transactions described herein. This opinion may not be used or relied upon by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

We hereby consent to the use of this letter as an exhibit to the Registration Statement.

Very truly yours,

/s/ SILLS CUMMIS EPSTEIN & GROSS, P.C.

SILLS CUMMIS EPSTEIN & GROSS, P.C.